Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

SIZMEK REPORTS FIRST QUARTER 2015 RESULTS

•                  Company Accelerates its Programmatic Strategy with Acquisition of StrikeAd

•                  Mobile Revenues Increase 103% Over Prior Year

•                  PF Adjusted EBITDA Grows 23% on a Constant Dollar Basis Over Prior Year

Austin, TX. — May 14, 2015 — Sizmek Inc. (NASDAQ: SZMK), a global open ad management company that delivers multiscreen campaigns, today reported financial results for the first quarter ended March 31, 2015.  Revenues for the three months ended March 31, 2015 decreased 4% to $36.8 million compared to the same period of 2014.  On a constant currency basis, revenues increased to $39.0 million or 2% higher than the prior year period when adjusted for the effect of changes in foreign currency. Core products, consisting of all products except rich media, grew 15% for the three months when adjusted for the effect of the change in foreign currencies, and comprised 79% of the business for the first quarter. Adjusted EBITDA for the three months ended March 31, 2015 increased 17% to $2.3 million compared to Proforma Adjusted EBITDA for the same period of 2014, or a 23% increase over the prior year when adjusted for the effects of changes in foreign currency.

“We made solid progress in the first quarter toward achieving many of our full year objectives, including migrating over 70 beta clients to our new MDX platform, completing the restructuring of our sales organization, and building out our programmatic platform, which we accelerated with today’s definitive agreement to acquire StrikeAd. All of this was accomplished while exceeding our Adjusted EBITDA goals for the quarter,” said Neil Nguyen, CEO of Sizmek. “While the revenue impact of foreign currency largely masked the strength of the quarter, we added a number of new multi-national clients that are providing good momentum for the second half of the year.  We are on track to meet our 2015 financial outlook, and are pleased with our continued progress in building the largest independent open ad management platform.”

First quarter highlights include:

•                  First quarter revenues, on a constant currency basis, were $39.0 million or 2% higher than the same period last year.

•                  Adjusted EBITDA increased 23% to $2.4 million on a constant currency over Proforma Adjusted EBITDA for the first quarter of 2014.

•                  Core products, including mobile, video, and data driven products, saw high growth despite the significant impact from foreign currency:

•                  Mobile formats (or HTML5) revenues grew 103% from the first quarter of 2014;

•                  Data driven products, such as programmatic decisioning, viewability and verification revenue grew 32% from the first quarter of 2014; and

•                  In-stream video revenue increased 10% from the first quarter of 2014.

•                  As anticipated, flash based rich media continues to trend out of the business, declining 33% from the first quarter of 2014.

•                  At March 31, 2015 the Company had $83.2 million of cash and cash equivalents on hand and has no long-term debt.  Sizmek purchased $4.5 million of shares under its $30 million repurchase plan in the first quarter of 2015.

ACCELERATING THE MOBILE PROGRAMMATIC STRATEGY: STRIKEAD ACQUISITION

Separately, the Company announced that it has entered into a definitive agreement to acquire the assets and liabilities of StrikeAd, a mobile DSP provider, for a purchase price consideration of $9.5 million of cash and the assumption of a $2.2 million note. Leveraging StrikeAd’s mobile DSP, Sizmek intends to accelerate its programmatic strategy by combining StrikeAd’s assets with its own programmatic assets to build an end-to-end demand side platform.

While the transaction is expected to become accretive to Adjusted EBITDA within 12 months of the acquisition date, the acceleration of investment during the remainder of 2015 is expected to result in a $500,000 -$750,000 negative impact to Adjusted EBITDA to build out the combined platform roadmap.

Subject to certain UK procedural laws, the transaction is expected to close by the end of May.

2015 BUSINESS OUTLOOK - POST CLOSE OF STRIKEAD

For the base business, the company confirms its previously provided 2015 Business Outlook.

Additionally, should the StrikeAd transaction close as anticipated, Sizmek’s Full Year 2015 outlook will be as follows:

•                  Revenues for 2015 are expected to increase $10 million for the post acquisition period and end the full year between $188 million and $193 million.

•                  Adjusted EBITDA guidance for 2015 remains unchanged at $24 million to $26 million, despite the negative impact to Adjusted EBITDA.

First Quarter 2015 Financial Results Webcast

The Company’s first quarter financial results conference call will be broadcast live on the Internet at 5 p.m. ET on May 14, 2015.  To access the conference call by telephone, interested parties may dial (855) 765-5680 and enter passcode 25795952.  International callers may access the call by dialing (707) 294-1311.  Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial (855) 859-2056 and enter passcode 25795952.  International callers may access the replay by dialing (404) 537-3406.  Participants can access the webcast at www.sizmek.com/investor-relations.  For the webcast, please allow 15 minutes to register and download any necessary software.  Following the call’s completion, a replay will also be available on the Company’s website.

Basis of Presentation

Sizmek Inc. was formed in 2013 and operated as the online segment of DG until February 7, 2014. On February 7, 2014, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Digital Generation, Inc. (DG), Extreme Reach, Inc., and a wholly-owned subsidiary of Extreme Reach, DG’s online business was spun off into Sizmek and the remainder of DG became a wholly-owned subsidiary of Extreme Reach.  Accordingly, the accompanying financial statements reflect results up to February 7, 2014 on a carve-out basis and results subsequent to February 7, 2014 on a stand-alone basis.

The accompanying financial statements and schedules reflect the combined historical results of operations and cash flows of DG’s online business conducted through its online subsidiaries and an allocable portion of certain DG corporate expenses for periods up to February 7, 2014.  These combined financial statements include expense allocations for (1) certain corporate functions historically provided by DG, including, but not limited to, finance, audit, legal, information technology, human resources, communications, compliance, and shared services; and (2) employee benefits and incentives and (3) share-based compensation.  These expenses have been allocated to Sizmek on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of combined revenues, headcount or other measures of the Company and DG. Sizmek considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by the Company during the periods presented.  The allocations may not, however, reflect the full expense we would have incurred as an independent, publicly traded company for the 2014 period presented. We benefited from sharing the corporate cost structure of DG rather than incurring such costs ourselves on a stand-alone basis. Actual costs that may have been incurred if we had been a stand-alone company for 2014 would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  For comparison purposes, we have included a schedule reconciling 2014 results reflected on a combined basis with pro forma amounts which include the increased corporate overhead expenses expected on a stand-alone basis.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because non-GAAP financial measures are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects approximately 17,000 advertisers and 3,500 agencies to audiences, serving more than 1.4 trillion impressions a year.  Sizmek operates on the ground in approximately 60 countries with a team of approximately 900 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our rich-media business; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the

Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$36,759	$38,379
Cost of revenues	13,610	13,955
Selling and marketing	13,997	14,140
Research and development	2,807	3,156
General and administrative	4,060	3,887
Operating expenses, excluding depreciation and amortization; share-based compensation; and merger, integration and other expenses	34,474	35,138
Adjusted EBITDA	2,285	3,241
Depreciation and amortization	7,439	6,528
Share-based compensation	846	303
Merger, integration and other expenses (1)	834	11,231
Loss from operations	(6,834)	(14,821)
Other expense, net	979	3
Loss before income taxes	(7,813)	(14,824)
Provision (benefit) for income taxes	132	(406)
Net loss	$(7,945)	$(14,418)

Basic and diluted loss per common share	$(0.27)	$(0.47)

Weighted average common shares outstanding:
Basic and diluted	29,783	30,399

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Consolidated Balance Sheets

 (In thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$83,210	$90,672
Accounts receivable (less allowances of $753 in 2015 and $813 in 2014)	42,889	51,125
Deferred income taxes	638	636
Restricted cash	1,512	1,538
Other current assets	7,502	5,254
Current assets of TV business	1,518	2,470
Total current assets	137,269	151,695
Property and equipment, net	37,959	34,036
Goodwill	40,154	40,154
Intangible assets, net	67,450	71,306
Deferred income taxes	346	387
Restricted cash	3,947	3,941
Other non-current assets	3,047	3,393
Total assets	$290,172	$304,912

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$2,941	$3,976
Accrued liabilities	18,379	19,171
Current liabilities of TV business	142	395
Total current liabilities	21,462	23,542
Deferred income taxes	7,911	8,242
Other non-current liabilities	6,994	6,433
Non-current liabilities of TV business	260	260
Total liabilities	36,627	38,477

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	30	30
Treasury stock, at cost	(6,500)	(2,000)
Additional capital	371,943	371,261
Accumulated deficit	(109,286)	(101,341)
Accumulated other comprehensive loss	(2,642)	(1,515)
Total stockholders’ equity	253,545	266,435
Total liabilities and stockholders’ equity	$290,172	$304,912

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(7,945)	$(14,418)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	3,553	2,519
Amortization of intangibles	3,886	4,009
Share-based compensation	846	6,589
Deferred income taxes	(327)	(419)
Benefit for accounts receivable recoveries	(60)	(93)
Gain from recovery of TV business net assets	(114)	—
Changes in operating assets and liabilities:
Accounts receivable	7,938	5,368
Other assets	(2,241)	(1,665)
Accounts payable and other liabilities	(2,195)	(1,339)
Net cash provided by operating activities	3,341	551

Cash flows from investing activities:
Purchases of property and equipment	(2,321)	(920)
Capitalized costs of developing software	(4,245)	(2,592)
Other	(29)	(709)
Net cash used in investing activities	(6,595)	(4,221)

Cash flows from financing activities:
Purchases of treasury stock	(4,500)	—
Payments of TV business liabilities	(139)	(8,345)
Proceeds from TV business assets	952	27,589
Payment of tax withholding obligation for shares tendered	(164)	—
Net contributions from Parent	—	44,833
Net cash (used in) provided by financing activities	(3,851)	64,077

Effect of exchange rate changes on cash and cash equivalents	(357)	21
Net (decrease) increase in cash and cash equivalents	(7,462)	60,428
Cash and cash equivalents at beginning of year	90,672	22,648

Cash and cash equivalents at end of period	$83,210	$83,076

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$430	$805
Cash received for interest	$(27)	$—
Extended payment obligations incurred to purchase equipment	$960	$—

Sizmek Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(7,945)	$(14,418)
Depreciation and amortization	7,439	6,528
Share-based compensation	846	303
Merger, integration and other expenses (1)	834	11,231
Other expense, net	979	3
Provision (benefit) for income taxes	132	(406)
Adjusted EBITDA	$2,285	$3,241

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Summarized Operating Results on an As Reported and Constant Currency Basis

(In thousands)

	As Reported		Constant Currency
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Revenues	$36,759	$38,379	$38,966	$38,379
Loss from operations	(6,834)	(14,821)	(6,710)	(14,821)

Constant currency information is presented to provide a framework for assessing how the Company performed excluding the effect of foreign currency exchange rate fluctuations. To present this information, the Q1 2015 reported operating results for entities reporting in currencies other than the U.S. dollar are converted into U.S. dollars at the exchange rates in effect during Q1 2014.  Constant currency excludes the impact from the Company’s hedging program.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of Reported Adjusted EBITDA to Pro Forma Adjusted EBITDA

(In thousands)

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations (2)	Pro Forma Stand-alone
	Three Months Ended March 31, 2015
Revenues	$36,759	$—	$36,759
Cost of revenues	13,610	—	13,610
Selling and marketing	13,997	—	13,997
Research and development	2,807	—	2,807
General and administrative	4,060	—	4,060
Adjusted operating expenses (1)	34,474	—	34,474
Adjusted EBITDA	$2,285		$2,285

	Three Months Ended March 31, 2014
Revenues	$38,379	$—	$38,379
Cost of revenues	13,955	—	13,955
Selling and marketing	14,140	505	14,645
Research and development	3,156	31	3,187
General and administrative	3,887	759	4,646
Adjusted operating expenses (1)	35,138	1,295	36,433
Adjusted EBITDA	$3,241		$1,946

(1) Adjusted operating expenses exclude depreciation and amortization; share-based compensation; and merger, integration and other expenses.

(2) Represents incremental expenses the Company expects it would have incurred had the Company’s spin-off from DG occurred at the beginning of each period presented. See “Basis of Presentation” in this press release for more information.